Exhibit 99.1

Stewart Reports Earnings for the Year 2004

          HOUSTON, Feb. 16 /PRNewswire-FirstCall/ -- Stewart Information Services Corporation (NYSE: STC) today reported results for the fourth quarter and year end 2004.  Net earnings for the year 2004 were $82.5 million, or $4.53 per diluted share, compared to net earnings of $123.8 million, or $6.88 per diluted share, for 2003.  Revenues for the year 2004 were $2.2 billion, a decrease of 2.5 percent compared to 2003.

          Stewart earned $20.3 million, or $1.11 per diluted share, for the fourth quarter of 2004, compared to $20.8 million, or $1.15 per diluted share, for the fourth quarter of 2003.  Revenues for the fourth quarter increased by 2.0 percent over the fourth quarter of 2003.

          Book value per share increased 11.6 percent, from $34.47 at the end of 2003 to $38.48 at December 31, 2004.  “As in 2003, Stewart paid a $0.46 cents per share annual cash dividend in December of 2004,” said Malcolm S. Morris, chairman and co-chief executive officer.  “Our story is clear -- pay reasonable dividends to our shareholders, increase book value per share and execute accretive acquisitions.  Achieving this balance in an off-peak year for our business is what we work hard to deliver to our shareholders.  To accomplish this, we are expanding internationally, growing our higher-margin commercial business, capturing a significant share of emerging market growth activity and providing a bundle of services, in addition to title insurance, that enhances the transaction process.”

          “We are dedicated to enhancing shareholder value and are focusing on the long-run increase in margins and revenues by attracting, retaining and training the best group of associates in the industry,” said Stewart Morris, Jr., president and co-chief executive officer.  “We have a seasoned management team that is changing the way we do business.  We are providing our staff the technology tools to continue delivering magnificent service to our customers.

          “Utilizing our Web-based transaction management system, SureClose(R), and our production systems accessible through TitleLogix(R), our Application Service Provider, proved their mettle this past year,” added Morris.  “This technology enabled our Florida offices to continue service to their customers despite the devastation of multiple hurricanes.  As the systems become more widely used and incorporate electronic signatures and electronic courthouse filings, they will dramatically improve the way we do our daily business.  At the same time, SureClose makes essential data available to consumers and real estate professionals 24/7, from electronic order entry to electronic delivery of our products and services.  Our focus is on the future, and we have invested in recent years to provide for future productivity and profitability.”

           Stewart’s incoming orders in the fourth quarter of 2004 were up 11.6 percent from the same quarter a year ago.  Orders in the month of December 2004 were up 11.8 percent from December 2003.  Nationally, industry-wide refinance activity made up 69 percent of all national residential lending activity in 2003 versus 51 percent in 2004 (preliminary) and is forecast at slightly less than 40 percent in 2005.  Industry forecasts call for a modest interest rate increase in 2005, implying a further contraction in refi business.

          Total one-to-four family residential lending nationwide declined from $3.8 trillion in 2003 to $2.8 trillion in 2004, a decline of 27 percent.  The reduction resulted from a gradual shrinking of refinance activity.  Operating profit margins decreased year-over-year due primarily to the fixed nature of most of the company’s operating costs.  Margins were also reduced due to the company’s investments in growth, technology and new services.  Excluding title agency retentions, employee costs are the largest component of the company’s operating costs.  Consistent with Stewart’s strategy of balancing employee costs with its business volume over the long term, employee costs and order counts are continually monitored.  The company works to balance staffing with customer service needs using scalable technology to allow for continued growth.”

          Stewart experienced increased costs in 2004 for the rollout of SureClose and its effective integration into company and customer use.  SureClose is now installed at more than 725 company locations and independent title agencies and has more than 525,000 active files in process on the system.

          Stewart Information Services Corporation is a technology driven, strategically competitive, real estate information and transaction management company providing title insurance and related information services through more than 7,800 policy-issuing offices and agencies in the United States and several international markets.  Stewart delivers via e-commerce the services required for settlement by the real estate and mortgage industries.  Stewart also provides post-closing lender services, automated county clerk land records, property ownership mapping, geographic information systems, property information reports, flood certificates, document preparation, background checks and expertise in tax-deferred exchanges.  More information can be found at http://www.stewart.com.

          This press release may contain forward-looking statements, which include all statements other than statements of historical facts.  Forward-looking statements are not guarantees of performance and no assurance can be given that Stewart’s expectations will be achieved.  In particular, historical order counts do not necessarily indicate future revenues because Stewart cannot predict the number of orders that will result in closings.

Stewart Information Services Corporation

	Three months ended December 31

	2004	2003

Revenues	$622,848,000	$610,643,000
Net earnings	$20,279,000	$20,782,000
Average shares - diluted	18,224,000	18,095,000
Earnings per share:
Basic	$1.12	$1.16
Diluted	$1.11	$1.15

	Year ended December 31

	2004	2003

Revenues	$2,182,859,000	$2,239,030,000
Net earnings	$82,518,000	$123,755,000
Average shares - diluted	18,199,000	17,980,000
Earnings per share:
Basic	$4.56	$6.93
Diluted	$4.53	$6.88

STEWART INFORMATION SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands of dollars, except per share amounts)

	Three months ended December 31		Year ended December 31

	2004 (A)	2003 (A)	2004	2003

Revenues
Title insurance:
Direct operations	231,784	195,516	880,697	888,454
Agency operations	366,172	391,255	1,207,642	1,249,800
Real estate information services	17,567	17,099	68,907	78,666
Investment income	6,272	5,220	22,514	19,800
Investment gains - net	1,053	1,553	3,099	2,310
	622,848	610,643	2,182,859	2,239,030
Expenses
Amounts retained by agencies	302,044	320,820	987,024	1,024,282
Employee costs	154,747	137,114	591,092	573,486
Other operating expenses	89,569	81,335	324,897	307,509
Title losses and related claims	30,560	28,266	100,841	94,827
Depreciation and amortization	8,044	6,741	31,025	25,240
Interest	449	158	1,248	721
Minority interests	3,803	2,225	13,518	13,462
	589,216	576,659	2,049,645	2,039,527
Earnings before taxes	33,632	33,984	133,214	199,503
Income taxes	13,353	13,202	50,696	75,748
Net earnings	20,279	20,782	82,518	123,755
Average number of diluted shares outstanding (000)	18,224	18,095	18,199	17,980
Earnings per share - diluted	1.11	1.15	4.53	6.88
Segment information:
Title revenues	605,281	593,544	2,113,952	2,160,364
Title pretax earnings	32,897	34,108	130,024	187,435
REI revenues	17,567	17,099	68,907	78,666
REI pretax earnings (loss)(A)	735	(124)	3,190	12,068

	Three months ended December 31		Year ended December 31

	2004 (A)	2003 (A)	2004	2003

Selected supplemental information (000):
Cash flow from operations	26,713	35,556	170,410	190,063
Title loss payments - net of recoveries	22,192	18,656	68,408	57,996
Other comprehensive earnings (loss) - net of taxes	1,262	1,349	(1,231)	5,675
Average number of basic shares	18,114	17,975	18,097	17,862
Number of title orders opened	191.1	171.4	839.9	986.9

	Dec 31 2004	Dec 31 2003

Stockholders’ equity	697,313	621,389
Number of shares outstanding	18,121	18,026
Book value per share	38.48	34.47

(A)

The fourth quarters of 2004 and 2003 include expenses of $4.4 million and $2.4 million, respectively, relating to litigation, which reduced net earnings by $2.9 million and $1.6 million, or $.16 and $.09 per share, respectively.  The fourth quarter of 2003 also includes $1.1 million relating to a loss on an REI mapping/automation project that reduced 2003 net earnings by $0.7 million, or $.04 per share.

STEWART INFORMATION SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS (condensed)
(In thousands of dollars)

	December 31 2004	December 31 2003

Assets
Cash and cash equivalents	121,383	114,202
Short-term investments	181,195	153,322
Investments - statutory reserve funds	401,814	375,421
Investments - other	68,793	59,035
Receivables	82,301	79,025
Property and equipment	83,391	74,174
Title plants	52,679	43,216
Goodwill	124,636	79,084
Intangible assets	16,988	3,783
Other assets	60,173	50,605
	1,193,353	1,031,867
Liabilities
Notes payable	49,930	24,583
Accounts payable and accrued liabilities	101,544	82,147
Estimated title losses	300,749	268,089
Deferred income taxes	29,335	22,440
Minority interests	14,482	13,219
	496,040	410,478
Contingent liabilities and commitments
Stockholders’ equity
Common and Class B Common Stock and additional paid-in capital	144,135	141,168
Retained earnings	543,295	469,107
Accumulated other comprehensive earnings	13,788	15,019
Treasury stock	(3,905)	(3,905)
Total stockholders’ equity	697,313	621,389
	1,193,353	1,031,867

February 16, 2005

SOURCE  Stewart Information Services Corporation
          -0-                                                  02/16/2005
          /CONTACT:  Ted C. Jones, Director - Investor Relations of Stewart Information Services Corporation, +1-713-625-8014/
          /Web site:  http://www.stewart.com /